Exhibit 99.1

Oaktree Specialty Lending Corporation Announces Second Fiscal Quarter 2026 Financial Results

LOS ANGELES, CA, May 5, 2026 - Oaktree Specialty Lending Corporation (NASDAQ: OCSL) (“Oaktree Specialty Lending” or the “Company”), a specialty finance company, today announced its financial results for the second fiscal quarter ended March 31, 2026.

Financial Highlights for the Quarter Ended March 31, 2026

•

Total investment income was $70.4 million ($0.80 per share) for the second fiscal quarter of 2026 as compared to $75.1 million ($0.85 per share) for the first fiscal quarter of 2026. Adjusted total investment income was $69.7 million ($0.79 per share) for the second fiscal quarter of 2026 as compared with $74.5 million ($0.85 per share) for the first fiscal quarter of 2026. The decrease was primarily driven by lower reference rates and lower non-recurring income.

•

GAAP net investment income was $34.4 million ($0.39 per share) for the second fiscal quarter of 2026 as compared with $36.7 million ($0.42 per share) for the first fiscal quarter of 2026. The decrease for the quarter was primarily driven by lower total investment income, partially offset by lower interest expense and lower income-based (“Part I”) incentive fees (net of fees waived).

•

Adjusted net investment income was $33.7 million ($0.38 per share) for the second fiscal quarter of 2026 as compared with $36.1 million ($0.41 per share) for the first fiscal quarter of 2026. The decrease for the quarter was primarily driven by lower total investment income, partially offset by lower interest expense and lower income-based (“Part I”) incentive fees (net of fees waived).

•

Net asset value (“NAV”) per share was $15.69 as of March 31, 2026, down as compared with $16.30 as of December 31, 2025. The decrease from December 31, 2025 was primarily driven by realized and unrealized depreciation on certain debt and equity investments during the quarter.

•

Originated $204.1 million of new investment commitments and received $334.1 million of proceeds from prepayments, exits, other paydowns and sales during the quarter ended March 31, 2026. The weighted average yield on new debt investments was 9.2%.

•	Total debt outstanding was $1,490.0 million as of March 31, 2026. The total debt to equity ratio was 1.08x, and the net debt to equity ratio was 1.04x, after adjusting for cash and cash equivalents.

•

Liquidity as of March 31, 2026 was composed of $51.3 million of unrestricted cash and cash equivalents and $620.0 million of undrawn capacity under the Company’s credit facility (subject to borrowing base and other limitations). Unfunded investment commitments were $276.7 million, or $249.6 million excluding unfunded commitments to the Company’s joint ventures.

•	Quarterly and supplemental cash distributions were declared of $0.30 per share and $0.04 per share, respectively, payable in cash on June 30, 2026 to stockholders of record on June 15, 2026.

“During the quarter, we continued to make progress on reducing non-accrual investments and selectively redeploying capital following investment exits, as we focus on overall portfolio quality,” said Armen Panossian, Chief Executive Officer and Co-Chief Investment Officer of Oaktree Specialty Lending. “Our results reflect a moderation of investment income, driven by lower base rates and reduced fee activity, alongside some depreciation across certain investments, largely attributable to market-driven spread widening for software investments. We have maintained leverage at the low to mid-point of our target range, preserving liquidity to navigate market dislocation and selectively deploy capital into credits that offer attractive risk-adjusted returns. Due to our conservative use of leverage, we adjusted our cash dividend to $0.34 per share for the quarter ending June 30, 2026.”

Distribution Declaration

The Board of Directors declared quarterly and supplemental cash distributions of $0.30 per share and $0.04 per share, respectively, payable in cash on June 30, 2026 to stockholders of record on June 15, 2026.

Distributions are paid primarily from distributable (taxable) income. To the extent taxable earnings for a fiscal taxable year fall below the total amount of distributions for that fiscal year, a portion of those distributions may be deemed a return of capital to the Company’s stockholders.

Results of Operations

	For the three months ended
($ in thousands, except per share data)	March 31, 2026 (unaudited)	December 31, 2025 (unaudited)	March 31, 2025 (unaudited)
GAAP operating results:
Interest income	$65,253	$66,923	$70,523
PIK interest income	3,455	3,848	4,531
Fee income	1,299	2,972	1,742
Dividend income	378	1,353	772

Total investment income	70,385	75,096	77,568
Net expenses	36,019	38,376	38,235

Net investment income before taxes	34,366	36,720	39,333
(Provision) benefit for taxes on net investment income	(4)	(17)	(278)

Net investment income	34,362	36,703	39,055

Net realized and unrealized gains (losses), net of taxes	(53,251)	(31,095)	(75,304)

Net increase (decrease) in net assets resulting from operations	$(18,889)	$5,608	$(36,249)

Total investment income per common share	$0.80	$0.85	$0.90
Net investment income per common share	$0.39	$0.42	$0.45
Net realized and unrealized gains (losses), net of taxes per common share	$(0.60)	$(0.35)	$(0.88)
Earnings (loss) per common share — basic and diluted	$(0.21)	$0.06	$(0.42)
Non-GAAP Financial Measures[1]:
Adjusted total investment income	$69,744	$74,481	$77,195
Adjusted net investment income	$33,721	$36,088	$38,682
Adjusted net realized and unrealized gains (losses), net of taxes	$(52,692)	$(30,385)	$(75,248)
Adjusted earnings (loss)	$(18,971)	$5,703	$(36,566)
Adjusted total investment income per share	$0.79	$0.85	$0.90
Adjusted net investment income per share	$0.38	$0.41	$0.45
Adjusted net realized and unrealized gains (losses), net of taxes per share	$(0.60)	$(0.34)	$(0.88)
Adjusted earnings (loss) per share	$(0.22)	$0.06	$(0.43)

[1]

See Non-GAAP Financial Measures below for a description of the non-GAAP measures and the reconciliations from the most comparable GAAP financial measures to the Company’s non-GAAP measures, including on a per share basis. The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the merger of Oaktree Strategic Income Corporation (“OCSI”) with and into the Company in March 2021 (the “OCSI Merger”) and the merger of Oaktree Strategic Income II, Inc. (“OSI2”) with and into the Company in January 2023 (the “OSI2 Merger”) and, in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

	As of
($ in thousands, except per share data and ratios)	March 31, 2026 (unaudited)	December 31, 2025 (unaudited)	March 31, 2025 (unaudited)
Select balance sheet and other data:
Cash and cash equivalents	$51,261	$80,813	$97,838
Investment portfolio at fair value	2,766,367	2,949,092	2,892,771
Total debt outstanding (net of unamortized financing costs)	1,481,650	1,610,022	1,448,486
Net assets	1,382,064	1,436,187	1,475,113
Net asset value per share	15.69	16.30	16.75
Total debt to equity ratio	1.08x	1.12x	1.00x
Net debt to equity ratio	1.04x	1.07x	0.93x

Adjusted total investment income for the quarter ended March 31, 2026 was $69.7 million and included $64.5 million of interest income from portfolio investments, $3.5 million of PIK interest income, $1.3 million of fee income and $0.4 million of dividend income. The $4.7 million quarterly decrease in adjusted total investment income primarily driven by lower reference rates and lower non-recurring income.

Net expenses for the quarter ended March 31, 2026 totaled $36.0 million, down $2.4 million from the quarter ended December 31, 2025. The decrease for the quarter was primarily driven by lower Part I incentive fees (net of fees waived) reflecting the impact of the incentive fee cap and lower interest expense due to declining reference rates.

Adjusted net investment income was $33.7 million ($0.38 per share) for the quarter ended March 31, 2026, which was down from $36.1 million ($0.41 per share) for the quarter ended December 31, 2025. The decrease of $2.4 million primarily reflected $4.7 million of lower adjusted total investment income, offset by $2.4 million of lower net expenses.

Adjusted net realized and unrealized losses, net of taxes, were $52.7 million for the quarter ended March 31, 2026, primarily reflecting realized and unrealized losses on certain debt and equity investments.

Portfolio and Investment Activity

	As of
($ in thousands)	March 31, 2026 (unaudited)	December 31, 2025 (unaudited)	March 31, 2025 (unaudited)
Investments at fair value	$2,766,367	$2,949,092	$2,892,771
Number of portfolio companies	163	167	152
Average portfolio company debt size	$17,544	$18,068	$19,700
Asset class:
First lien debt	83.7%	84.8%	80.9%
Second lien debt	1.8%	1.6%	3.4%
Unsecured debt	5.2%	3.7%	5.0%
Equity	3.7%	4.4%	4.6%
JV interests	5.6%	5.6%	6.1%
Non-accrual debt investments:
Non-accrual investments at fair value	$69,473	$87,215	$125,643
Non-accrual investments at cost	167,301	190,458	217,401
Non-accrual investments as a percentage of debt investments at fair value	2.6%	3.1%	4.6%
Non-accrual investments as a percentage of debt investments at cost	5.9%	6.5%	7.6%
Number of investments on non-accrual	10	11	10
Interest rate type:
Percentage floating-rate	91.0%	91.3%	89.8%
Percentage fixed-rate	9.0%	8.7%	10.2%
Yields:
Weighted average yield on debt investments[1]	9.3%	9.3%	10.2%
Cash component of weighted average yield on debt investments	8.4%	8.5%	9.3%
Weighted average yield on total portfolio investments[2]	9.0%	9.1%	9.8%
Investment activity:
New investment commitments	$204,100	$316,600	$407,000
New funded investment activity[3]	$198,600	$313,800	$405,800
Proceeds from prepayments, exits, other paydowns and sales	$334,100	$178,500	$279,400
Net new investments[4]	$(135,500)	$135,300	$126,400
Number of new investment commitments in new portfolio companies	10	28	24
Number of new investment commitments in existing portfolio companies	5	13	8
Number of portfolio company exits	15	4	8

[1]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see Non-GAAP Financial Measures below) for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[2]

Annual stated yield earned plus net annual amortization of OID or premium earned on accruing investments and dividend income, including the Company’s share of the return on debt investments in SLF JV I and Glick JV, and excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 for the assets acquired in connection with the OCSI Merger and OSI2 Merger.

[3]	New funded investment activity includes drawdowns on existing revolver and delayed draw term loan commitments.
[4]	Net new investments consists of new funded investment activity less proceeds from prepayments, exits, other paydowns and sales.

As of March 31, 2026, the fair value of the investment portfolio was $2.8 billion and was composed of investments in 163 companies. These included debt investments in 143 companies, equity investments in 36 companies, and the Company’s joint venture investments in Senior Loan Fund JV I, LLC (“SLF JV I”) and OCSI Glick JV LLC (“Glick JV”). 18 of the equity investments were in companies in which the Company also had a debt investment.

As of March 31, 2026, 96.3% of the Company’s portfolio at fair value consisted of debt investments, including 83.7% of first lien loans, 1.8% of second lien loans and 10.8% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV. This compared to 84.8% of first lien loans, 1.6% of second lien loans and 9.0% of unsecured debt investments, including the debt investments in SLF JV I and Glick JV, as of December 31, 2025.

As of March 31, 2026, there were ten investments on non-accrual status, which represented 5.9% and 2.6% of the debt portfolio at cost and fair value, respectively. As of December 31, 2025, there were eleven investments on non-accrual status, which represented 6.5% and 3.1% of the debt portfolio at cost and fair value, respectively.

SLF JV I

The Company’s investments in SLF JV I totaled $112.8 million at fair value as of March 31, 2026, down 6.7% from $120.9 million as of December 31, 2025. The decrease was primarily driven by SLF JV I’s use of leverage and realized losses in the underlying investment portfolio.

As of March 31, 2026, SLF JV I had $447.5 million in assets, including senior secured loans to 124 portfolio companies. This compared to $410.0 million in assets, including senior secured loans to 74 portfolio companies, as of December 31, 2025. SLF JV I generated cash interest income of $3.0 million for the Company during the quarter ended March 31, 2026, down slightly from $3.2 million in the prior quarter. SLF JV I did not generate dividend income for the Company during the quarter ended March 31, 2026, compared to $0.5 million generated during the quarter ended December 31, 2025. As of March 31, 2026, SLF JV I had $18.5 million of undrawn capacity (subject to borrowing base and other limitations) on its $270 million senior revolving credit facility, and its debt to equity ratio was 2.0x.

Glick JV

The Company’s investments in Glick JV totaled $41.5 million at fair value as of March 31, 2026, down 5.4% from $43.9 million as of December 31, 2025. The decrease was primarily driven by Glick JV’s use of leverage and realized losses in the underlying investment portfolio.

As of March 31, 2026, Glick JV had $142.2 million in assets, including senior secured loans to 121 portfolio companies. This compared to $191.6 million in assets, including senior secured loans to 115 portfolio companies, as of December 31, 2025. Glick JV generated cash interest income of $1.2 million for the Company during the quarter ended March 31, 2026 down slightly from $1.3 million in the prior quarter. As of March 31, 2026, Glick JV had $17.5 million of undrawn capacity (subject to borrowing base and other limitations) on its $100 million senior revolving credit facility, and its debt to equity ratio was 1.7x.

Liquidity and Capital Resources

As of March 31, 2026, the Company had total principal value of debt outstanding of $1,490.0 million, including $540.0 million of outstanding borrowings under its revolving credit facility and $950.0 million of unsecured notes payable. The funding mix was composed of 36% secured and 64% unsecured borrowings as of March 31, 2026. The Company was in compliance with all financial covenants under its syndicated credit facility as of March 31, 2026.

As of March 31, 2026, the Company had $51.3 million of unrestricted cash and cash equivalents and $620.0 million of undrawn capacity on its credit facility (subject to borrowing base and other limitations). As of March 31, 2026, unfunded investment commitments were $276.7 million, or $249.6 million excluding unfunded commitments to the Company’s joint ventures. The Company has analyzed cash and cash equivalents, availability under its credit facilities, the ability to rotate out of certain assets and amounts of unfunded commitments that could be drawn and believes its liquidity and capital resources are sufficient to invest in market opportunities as they arise.

As of March 31, 2026, the weighted average interest rate on debt outstanding, including the effect of the interest rate swap agreements was 5.9%, down from 6.1% as of December 31, 2025, primarily driven by lower reference rates.

The Company’s total debt to equity ratio was 1.08x and 1.12x as of March 31, 2026 and December 31, 2025, respectively. The Company’s net debt to equity ratio was 1.04x and 1.07x as of March 31, 2026 and December 31, 2025, respectively.

Non-GAAP Financial Measures

On a supplemental basis, the Company is disclosing certain adjusted financial measures, each of which is calculated and presented on a basis of methodology other than in accordance with GAAP (“non-GAAP”). The Company’s management uses these non-GAAP financial measures internally to analyze and evaluate financial results and performance and believes that these non-GAAP financial measures are useful to investors as an additional tool to evaluate ongoing results and trends for the Company and to review the Company’s performance without giving effect to non-cash income/gain/loss resulting from the OCSI Merger and the OSI2 Merger and in the case of adjusted net investment income, without giving effect to capital gains incentive fees. The presentation of the below non-GAAP measures is not intended to be a substitute for financial results prepared in accordance with GAAP and should not be considered in isolation.

•

“Adjusted Total Investment Income” and “Adjusted Total Investment Income Per Share” – represents total investment income excluding any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” – represents net investment income, excluding (i) any amortization or accretion of interest income resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger and (ii) capital gains incentive fees (“Part II incentive fees”).

•

“Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes” and “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share” – represents net realized and unrealized gains (losses) net of taxes excluding any net realized and unrealized gains (losses) resulting solely from the cost basis established by ASC 805 (see below) for the assets acquired in connection with the OCSI Merger and the OSI2 Merger.

•

“Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” – represents the sum of (i) Adjusted Net Investment Income and (ii) Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes and includes the impact of Part II incentive fees[1], if any.

The OCSI Merger and the OSI2 Merger (the “Mergers”) were accounted for as asset acquisitions in accordance with the asset acquisition method of accounting as detailed in ASC 805-50, Business Combinations—Related Issues (“ASC 805”). The consideration paid to each of the stockholders of OCSI and OSI2 were allocated to the individual assets acquired and liabilities assumed based on the relative fair values of the net identifiable assets acquired other than “non-qualifying” assets, which established a new cost basis for the acquired investments under ASC 805 that, in aggregate, was different than the historical cost basis of the acquired investments prior to the OCSI Merger or the OSI2 Merger, as applicable. Additionally, immediately following the completion of the Mergers, the acquired investments were marked to their respective fair values under ASC 820, Fair Value Measurements, which resulted in unrealized appreciation/depreciation. The new cost basis established by ASC 805 on debt investments acquired will accrete/amortize over the life of each respective debt investment through interest income, with a corresponding adjustment recorded to unrealized appreciation/depreciation on such investment acquired through its ultimate disposition. The new cost basis established by ASC 805 on equity investments acquired will not accrete/amortize over the life of such investments through interest income and, assuming no subsequent change to the fair value of the equity investments acquired and disposition of such equity investments at fair value, the Company will recognize a realized gain/loss with a corresponding reversal of the unrealized appreciation/depreciation on disposition of such equity investments acquired.

The Company’s management uses the non-GAAP financial measures described above internally to analyze and evaluate financial results and performance and to compare its financial results with those of other business development companies that have not adjusted the cost basis of certain investments pursuant to ASC 805. The Company’s management believes “Adjusted Total Investment Income”, “Adjusted Total Investment Income Per Share”, “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share” are useful to investors as an additional tool to evaluate ongoing results and trends for the Company without giving effect to the income resulting from the new cost basis of the investments acquired in the Mergers because these amounts do not impact the fees payable to Oaktree Fund Advisors, LLC (the “Adviser”) under its investment advisory agreement (as amended and restated from time to time, the “A&R Advisory Agreement”), and specifically as its relates to “Adjusted Net Investment Income” and “Adjusted Net Investment Income Per Share”, without giving effect to Part II incentive fees. In addition, the Company’s management believes that “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes”, “Adjusted Net Realized and Unrealized Gains (Losses), Net of Taxes Per Share”, “Adjusted Earnings (Loss)” and “Adjusted Earnings (Loss) Per Share” are useful to investors as they exclude the non-cash income and gain/loss resulting from the Mergers and are used by management to evaluate the economic earnings of its

[1]

Adjusted earnings (loss) includes accrued Part II incentive fees. As of and for the three months ended March 31, 2026, there was no accrued Part II incentive fee liability. Part II incentive fees are contractually calculated and paid at the end of the fiscal year in accordance with the A&R Advisory Agreement, which differs from Part II incentive fees accrued under GAAP. For the three months ended March 31, 2026, no Part II incentive fees were payable under the A&R Advisory Agreement.

investment portfolio. Moreover, these metrics more closely align the Company’s key financial measures with the calculation of incentive fees payable to the Adviser under with the A&R Advisory Agreement (i.e., excluding amounts resulting solely from the lower cost basis of the acquired investments established by ASC 805 that would have been to the benefit of the Adviser absent such exclusion).

The following table provides a reconciliation of total investment income (the most comparable U.S. GAAP measure) to adjusted total investment income for the periods presented:

	For the three months ended
	March 31, 2026 (unaudited)		December 31, 2025 (unaudited)		March 31, 2025 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP total investment income	$70,385	$0.80	$75,096	$0.85	$77,568	$0.90
Interest income amortization (accretion) related to merger accounting adjustments	(641)	(0.01)	(615)	(0.01)	(373)	—

Adjusted total investment income	$69,744	$0.79	$74,481	$0.85	$77,195	$0.90

The following table provides a reconciliation of net investment income (the most comparable U.S. GAAP measure) to adjusted net investment income for the periods presented:

	For the three months ended
	March 31, 2026 (unaudited)		December 31, 2025 (unaudited)		March 31, 2025 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net investment income	$34,362	$0.39	$36,703	$0.42	$39,055	$0.45
Interest income amortization (accretion) related to merger accounting adjustments	(641)	(0.01)	(615)	(0.01)	(373)	—
Part II incentive fee	—	—	—	—	—	—

Adjusted net investment income	$33,721	$0.38	$36,088	$0.41	$38,682	$0.45

The following table provides a reconciliation of net realized and unrealized gains (losses), net of taxes (the most comparable U.S. GAAP measure) to adjusted net realized and unrealized gains (losses), net of taxes for the periods presented:

	For the three months ended
	March 31, 2026 (unaudited)		December 31, 2025 (unaudited)		March 31, 2025 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
GAAP net realized and unrealized gains (losses), net of taxes	$(53,251)	$(0.60)	$(31,095)	$(0.35)	$(75,304)	$(0.88)
Net realized and unrealized gains (losses) related to merger accounting adjustments	559	0.01	710	0.01	56	—

Adjusted net realized and unrealized gains (losses), net of taxes	$(52,692)	$(0.60)	$(30,385)	$(0.34)	$(75,248)	$(0.88)

The following table provides a reconciliation of net increase (decrease) in net assets resulting from operations (the most comparable U.S. GAAP measure) to adjusted earnings (loss) for the periods presented:

	For the three months ended
	March 31, 2026 (unaudited)		December 31, 2025 (unaudited)		March 31, 2025 (unaudited)
($ in thousands, except per share data)	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net increase (decrease) in net assets resulting from operations	$(18,889)	$(0.21)	$5,608	$0.06	$(36,249)	$(0.42)
Interest income amortization (accretion) related to merger accounting adjustments	(641)	(0.01)	(615)	(0.01)	(373)	—
Net realized and unrealized gains (losses) related to merger accounting adjustments	559	0.01	710	0.01	56	—

Adjusted earnings (loss)	$(18,971)	$(0.22)	$5,703	$0.06	$(36,566)	$(0.43)

Conference Call Information

Oaktree Specialty Lending will host a conference call to discuss its second fiscal quarter ended March 31, 2026 results at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time on May 5, 2026. The conference call may be accessed by dialing (800) 715-9871 (U.S. callers) or +1 (646) 307-1963 (non-U.S. callers). All callers will need to reference “Oaktree Specialty Lending” once connected with the operator. Alternatively, a live webcast of the conference call can be accessed through the Investors section of Oaktree Specialty Lending’s website, www.oaktreespecialtylending.com. During the conference call, the Company intends to refer to an investor presentation that will be available on the Investors section of its website.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available on Oaktree Specialty Lending’s website, or by dialing (800) 770-2030 (U.S. callers) or +1 (647) 362-9199 (non-U.S. callers), access code 9475431, beginning approximately one hour after the broadcast.

About Oaktree Specialty Lending Corporation

Oaktree Specialty Lending Corporation (NASDAQ:OCSL) is a specialty finance company dedicated to providing customized one-stop credit solutions to companies with limited access to public or syndicated capital markets. The Company’s investment objective is to generate current income and capital appreciation by providing companies with flexible and innovative financing solutions including first and second lien loans, unsecured and mezzanine loans, and preferred equity. The Company is regulated as a business development company under the Investment Company Act of 1940, as amended, and is externally managed by Oaktree Fund Advisors, LLC, an affiliate of Oaktree Capital Management, L.P. For additional information, please visit Oaktree Specialty Lending’s website at www.oaktreespecialtylending.com.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: future operating results of the Company and distribution projections; business prospects of the Company and the prospects of its portfolio companies; and the impact of the investments that the Company expects to make. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with (i) changes or potential disruptions in the Company’s operations, the economy, financial markets or political environment, including those caused by tariffs and trade disputes with other countries, inflation and an elevated interest rate environment; (ii) risks associated with possible disruption in the operations of the Company, the operations of its portfolio companies or the economy generally due to terrorism, war or other geopolitical conflict, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in the Company’s operating areas, particularly with respect to business development companies or regulated investment companies; and (iv) other considerations that may be disclosed from time to time in the Company’s publicly disseminated documents and filings. The Company has based the forward-looking statements included in this press release on information available to it on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that the Company in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investor Relations:

Oaktree Specialty Lending Corporation

Alison Mermey

(213) 830-6946

ocsl-ir@oaktreecapital.com

Media Relations:

Financial Profiles, Inc.

Moira Conlon

(310) 478-2700

mediainquiries@oaktreecapital.com

Oaktree Specialty Lending Corporation

Consolidated Statements of Assets and Liabilities

(in thousands, except per share amounts)

	March 31, 2026 (unaudited)	December 31, 2025 (unaudited)	September 30, 2025
ASSETS
Investments at fair value:
Control investments (cost March 31, 2026: $378,041; cost December 31, 2025: $376,790; cost September 30, 2025: $377,709)	$210,855	$217,869	$227,748
Affiliate investments (cost March 31, 2026: $78,141; cost December 31, 2025: $82,049; cost September 30, 2025: $58,344)	73,337	77,908	54,999
Non-control/Non-affiliate investments (cost March 31, 2026: $2,611,720; cost December 31, 2025: $2,750,130; cost September 30, 2025: $2,639,069)	2,482,175	2,653,315	2,565,035

Total investments at fair value (cost March 31, 2026: $3,067,902; cost December 31, 2025: $3,208,969; cost September 30, 2025: $3,075,122)	2,766,367	2,949,092	2,847,782
Cash and cash equivalents	51,261	80,813	79,630
Interest, dividends and fees receivable	22,886	23,850	31,868
Due from portfolio companies	297	297	3,186
Receivables from unsettled transactions	20,515	9,830	4,949
Due from broker	15,550	15,550	15,550
Deferred financing costs	8,558	9,117	9,675
Deferred offering costs	43	176	143
Derivative assets at fair value	7,859	8,173	8,713
Other assets	1,081	1,353	1,495

Total assets	$2,894,417	$3,098,251	$3,002,991

LIABILITIES AND NET ASSETS
Liabilities:
Accounts payable, accrued expenses and other liabilities	$1,852	$2,214	$1,538
Base management fee and incentive fee payable	7,107	8,732	12,515
Due to affiliate	2,113	1,658	1,569
Interest payable	10,346	11,708	12,067
Payables from unsettled transactions	3,260	23,178	15,011
Derivative liabilities at fair value	5,733	4,264	7,329
Deferred tax liability	292	288	269
Credit facilities payable	540,000	665,000	545,000
Unsecured notes payable (net of $5,490, $6,025 and $6,561 of unamortized financing costs as of March 31, 2026, December 31, 2025 and September 30, 2025 respectively)	941,650	945,022	941,880

Total liabilities	1,512,353	1,662,064	1,537,178
Commitments and contingencies
Net assets:
Common stock, $0.01 par value per share, 250,000 shares authorized; 88,086 shares issued and outstanding as of March 31, 2026, December 31, 2025 and September 30, 2025, respectively	881	881	881
Additional paid-in-capital	2,350,075	2,350,075	2,350,075
Accumulated overdistributed earnings	(968,892)	(914,769)	(885,143)

Total net assets (equivalent to $15.69, $16.30 and $16.64 per common share as of March 31, 2026, December 31, 2025 and September 30, 2025, respectively)	1,382,064	1,436,187	1,465,813

Total liabilities and net assets	$2,894,417	$3,098,251	$3,002,991

Oaktree Specialty Lending Corporation

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended March 31, 2026 (unaudited)	Three months ended December 31, 2025 (unaudited)	Three months ended March 31, 2025 (unaudited)	Six months ended March 31, 2026 (unaudited)	Six months ended March 31, 2025 (unaudited)
Interest income:
Control investments	$4,794	$4,898	$4,884	$9,692	$10,110
Affiliate investments	848	540	159	1,388	325
Non-control/Non-affiliate investments	58,566	60,557	63,915	119,123	135,724
Interest on cash and cash equivalents	1,045	928	1,565	1,973	2,786

Total interest income	65,253	66,923	70,523	132,176	148,945

PIK interest income:
Control investments	—	—	—	—	830
Affiliate investments	281	447	27	728	55
Non-control/Non-affiliate investments	3,174	3,401	4,504	6,575	9,374

Total PIK interest income	3,455	3,848	4,531	7,303	10,259

Fee income:
Affiliate investments	—	4	—	4	—
Non-control/Non-affiliate investments	1,299	2,968	1,742	4,267	3,421

Total fee income	1,299	2,972	1,742	4,271	3,421

Dividend income:
Control investments	—	525	700	525	1,400
Non-control/Non-affiliate investments	23	—	72	23	190
Non-control/Non-affiliate investments - PIK	355	828	—	1,183	—

Total dividend income	378	1,353	772	1,731	1,590

Total investment income	70,385	75,096	77,568	145,481	164,215

Expenses:
Base management fee	7,107	7,544	7,515	14,651	15,659
Part I incentive fee	—	1,188	6,733	1,188	14,646
Professional fees	1,288	1,414	1,227	2,702	2,294
Directors fees	160	160	160	320	320
Interest expense	25,626	26,659	28,191	52,285	58,753
Administrator expense	663	570	388	1,233	825
General and administrative expenses	1,175	841	937	2,016	1,863

Total expenses	36,019	38,376	45,151	74,395	94,360
Management fees waived	—	—	(183)	—	(933)
Part I incentive fees waived	—	—	(6,733)	—	(13,110)
Net expenses	36,019	38,376	38,235	74,395	80,317

Net investment income before taxes	34,366	36,720	39,333	71,086	83,898
(Provision) benefit for taxes on net investment income	(4)	(17)	(278)	(21)	(541)

Net investment income	34,362	36,703	39,055	71,065	83,357

Unrealized appreciation (depreciation):
Control investments	(8,265)	(8,960)	(37,686)	(17,225)	(60,916)
Affiliate investments	(663)	958	(642)	295	(322)
Non-control/Non-affiliate investments	(32,736)	(24,534)	(28,975)	(57,270)	(36,173)
Foreign currency forward contracts	2,326	118	(14,720)	2,444	(4,226)

Net unrealized appreciation (depreciation)	(39,338)	(32,418)	(82,023)	(71,756)	(101,637)

Realized gains (losses):
Control investments	—	—	13	—	13
Affiliate investments	169	52	333	221	45
Non-control/Non-affiliate investments	(17,393)	76	(1,547)	(17,317)	(18,603)
Foreign currency forward contracts	3,614	1,214	7,906	4,828	7,940

Net realized gains (losses)	(13,610)	1,342	6,705	(12,268)	(10,605)

(Provision) benefit for taxes on realized and unrealized gains (losses)	(303)	(19)	14	(322)	(125)

Net realized and unrealized gains (losses), net of taxes	(53,251)	(31,095)	(75,304)	(84,346)	(112,367)

Net increase (decrease) in net assets resulting from operations	$(18,889)	$5,608	$(36,249)	$(13,281)	$(29,010)

Net investment income per common share — basic and diluted	$0.39	$0.42	$0.45	$0.81	$0.99
Earnings (loss) per common share — basic and diluted	$(0.21)	$0.06	$(0.42)	$(0.15)	$(0.35)
Weighted average common shares outstanding — basic and diluted	88,086	88,086	85,916	88,086	84,061